Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2022 relating to the financial statements of Butterfly Network, Inc. and the effectiveness of Butterfly Network, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Butterfly Network, Inc. for the year ended December 31, 2021.

/s/Deloitte & Touche

New York, New York

March 1, 2022